Exhibit (e)(2)
STOCKHOLDER TENDER AND SUPPORT AGREEMENT
     This Stockholder Tender and Support Agreement dated as of November 25, 2008 (this “Agreement”) is among each of the individuals or entities listed on a signature page hereto (each, a “Stockholder”) and HOFFMANN-LA ROCHE INC., a New Jersey corporation (“Parent”). Capitalized terms used but not defined herein have the meanings assigned to them in the Agreement and Plan of Merger dated as of the date of this Agreement (the “Merger Agreement”) among Parent, 900 NORTH POINT ACQUISITION CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”), and MEMORY PHARMACEUTICALS CORP., a Delaware corporation (the “Company”).
     WHEREAS, each Stockholder beneficially owns (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) shares of common stock, $0.001 par value, of the Company (“Shares”) or options and/or warrants to purchase Shares;
     WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Merger Subsidiary and the Company are entering into the Merger Agreement, which provides for, among other things, the making of a tender offer by Merger Subsidiary for all of the outstanding Shares and the merger of Merger Subsidiary with and into the Company, upon the terms and subject to the conditions set forth therein; and
     WHEREAS, as a condition to Parent’s willingness to enter into the Merger Agreement, Parent has required that each Stockholder enter into this Agreement.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties and agreements set forth herein, and intending to be legally bound, the parties hereby agree as follows:
     SECTION 1. Agreement to Tender. Each Stockholder hereby agrees to validly tender or cause to be tendered in the Offer any and all Shares currently beneficially owned by such Stockholder (excluding for purposes of this Section 1 any Shares that are the subject of unexercised Company Stock Options or Company Warrants) and any additional Shares with respect to which such Stockholder becomes the beneficial owner (including, without limitation, whether by purchase, by the exercise of Company Stock Options or Company Warrants or otherwise) after the date of this Agreement (collectively, but excluding any shares that are disposed of in compliance with Section 8(b), the “Subject Shares”) pursuant to and in accordance with the terms of the Offer no later than seven (7) Business Days after the receipt by such Stockholder of all documents or instruments required to be delivered pursuant to the terms of the Offer, including but not limited to the letter of transmittal in the case of certificated Subject Shares.

In furtherance of the foregoing, at the time of such tender, each Stockholder shall (i) deliver to the depositary designated in the Offer (the “Depositary”) (A) a letter of transmittal with respect to its Subject Shares complying with the terms of the Offer, (B) a certificate or certificates representing such Subject Shares or an “agent’s message” (or such other evidence, if any, of transfer as the Depositary may reasonably request) in the case of a book-entry transfer of any Subject Shares and (C) all other documents or instruments, to the extent applicable, required to be delivered by other stockholders of the Company pursuant to the terms of the Offer, and/or (ii) instruct its broker or such other Person that is the holder of record of any Subject Shares to tender such Subject Shares pursuant to and in accordance with the terms of the Offer. Each Stockholder agrees that once its Subject Shares are tendered, such Stockholder will not withdraw or cause to be withdrawn any of such Subject Shares from the Offer, unless and until this Agreement shall have been terminated in accordance with Section 13(d). If the Offer is terminated by Parent or Merger Subsidiary, or this Agreement is terminated in accordance with its terms, Parent and Merger Subsidiary shall cause the depository acting on behalf of Parent and Merger Subsidiary to return all tendered Shares to the Stockholders promptly.
     SECTION 2. Documentation and Information. Each Stockholder (i) consents to and authorizes the publication and disclosure by Parent of such Stockholder’s identity and holding of Subject Shares, the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement) and any other information, in each case, that Parent reasonably determines is required to be disclosed by Applicable Law in any press release, the Offer Documents, the Company Proxy Statement (if approval of the Company’s stockholders is required under Delaware Law), including all schedules and documents filed with the SEC, or any other disclosure document in connection with the Offer, the Merger and any transactions contemplated by the Merger Agreement and (ii) agrees promptly to give to Parent any information it may reasonably require for the preparation of any such disclosure documents. Each Stockholder agrees to promptly notify Parent of any required corrections with respect to any information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.
     SECTION 3. Voting Agreement. Each Stockholder agrees that if such Stockholder’s Subject Shares have not been previously accepted for payment pursuant to the Offer, such Stockholder hereby agrees that at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Shares, however called (each, a “Company Stockholders Meeting”), or in connection with any written consent of the holders of Shares, such Stockholder shall, unless Parent votes the Shares directly pursuant to the proxy granted by Section 4 below, vote (or cause to be voted) or deliver a written

2

consent (or cause a written consent to be delivered) with respect to all such Stockholder’s Subject Shares, in each case, to the fullest extent that such Subject Shares are entitled to be voted at the time of any vote or action by written consent:
     (a) in favor of (i) the adoption of the Merger Agreement and (ii) without limitation of the preceding clause (i), the approval of any proposal to adjourn or postpone the Company Stockholders Meeting to a later date if there are not sufficient votes for adoption of the Merger Agreement on the date on which the Company Stockholders Meeting is held; and
     (b) against any action or agreement that would reasonably be expected to materially impede, hinder, interfere with, prevent, delay or adversely affect the consummation of the transactions contemplated by the Merger Agreement, including, but not limited to, any agreement or arrangement related to an Acquisition Proposal.
     Subject to the proxy granted under Section 4 below, each Stockholder shall retain at all times the right to vote the Subject Shares in such Stockholder’s sole discretion and without any other limitation on those matters other than those set forth in Sections 3(a) and 3(b) that are at any time or from time to time presented for consideration to the Company’s stockholders generally.
     SECTION 4. Irrevocable Proxy. Each Stockholder hereby irrevocably appoints Parent as attorney-in-fact and proxy for and on behalf of such Stockholder, for and in the name, place and stead of such Stockholder, to:
     (a) attend any and all Company Stockholder Meetings;
     (b) vote, express consent or dissent or issue instructions to the record holder to vote such Stockholder’s Subject Shares in accordance with the provisions of Section 3 at any such meeting; and
     (c) grant or withhold, or issue instructions to the record holder to grant or withhold, in accordance with the provisions of Section 3, all written consents with respect to the Subject Shares.
     The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of such Stockholder) until the end of the Agreement Period (as defined below) and shall not be terminated by operation of Applicable Law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 13(d). Each Stockholder authorizes such attorney and proxy to substitute any other Person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of the Company. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with and

3

granted in consideration of and as an inducement to Parent entering into the Merger Agreement and that such irrevocable proxy is given to secure the obligations of the Stockholder under Section 3 hereof. Parent covenants and agrees with each Stockholder that Parent will exercise the foregoing proxy consistent with the provisions of Section 3 hereof.
     SECTION 5. Representations and Warranties of Each Stockholder. Each Stockholder, severally but not jointly as to any other Stockholder, represents and warrants to Parent as follows (it being understood that, except where expressly stated to be given or made as of the date hereof only, the representations and warranties contained in this Section 5 shall be made as of the date hereof, as of the Acceptance Date and, if such Stockholder’s Subject Shares have not been previously accepted for payment pursuant to the Offer, as of the date of each Company Stockholders Meeting):
     (a) Organization. If such Stockholder is not an individual, it is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization.
     (b) Authorization. If such Stockholder is not an individual, it has full corporate, limited liability company, partnership or trust power and authority to execute and deliver this Agreement and to perform its obligations hereunder. If such Stockholder is an individual, such Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. If such Stockholder is not an individual, the execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and legally binding obligation of such Stockholder (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).
     (c) No Violation.
     (i) The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of such Stockholder’s obligations hereunder will not, (A) if such Stockholder is not an individual, contravene, conflict with, or result in any violation or breach of any provision of its articles of incorporation, bylaws or similar organizational documents, (B) assuming compliance with the matters referred to in Section 5(c)(ii), contravene, conflict with, or result in a violation or breach of any provision of Applicable Law or any judgment, injunction, order or decree of any Governmental Authority with competent jurisdiction or (C) constitute a default, or an event that, with or without

4

notice or lapse of time or both, could become a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which such Stockholder is entitled under any provision of any agreement or other instrument binding upon such Stockholder, except, in the case of clauses (B) and (C), for such matters as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Stockholder’s ability to perform its obligations under this Agreement.
     (ii) No consent, approval, order, authorization or permit of, or registration, declaration or filing with or notification to, any Governmental Authority or any other Person is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement by such Stockholder or the performance by such Stockholder of such Stockholder’s obligations hereunder, except for the filing with the SEC of any Schedules 13D or 13G or amendments to Schedules 13D or 13G and filings under Section 16 of the 1934 Act as may be required in connection with this Agreement and the transactions contemplated hereby and except for any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Stockholder’s ability to perform its obligations under this Agreement.
     (d) Ownership of Subject Shares. As of the date hereof, such Stockholder is, and (except with respect to any Subject Shares Transferred in accordance with Section 8(b) hereof or accepted for payment pursuant to the Offer) at all times during the Agreement Period will be, the beneficial owner of such Stockholder’s Subject Shares with no restrictions on such Stockholder’s rights of disposition pertaining thereto, except for any applicable restrictions on Transfer under the 1933 Act. Except to the extent of any Subject Shares acquired after the date hereof (which shall become Subject Shares upon that acquisition), the number of Shares set forth on Schedule A opposite the name of such Stockholder are the only Shares beneficially owned by such Stockholder on the date of this Agreement. Other than the Subject Shares and any Shares that are the subject of unexercised Company Stock Options and Company Warrants held by such Stockholder (the number of which is set forth opposite the name of such Stockholder on Schedule A), such Stockholder does not own any Shares or any options to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has no interest in or voting rights with respect to any securities of the Company.
     (e) Proxy. None of such Stockholder’s Subject Shares are subject to any voting agreement on the date of this Agreement, except pursuant to this Agreement. Such Stockholder further represents that any proxies heretofore given in respect of the Subject Shares, if any, are revocable, and hereby revokes such proxies.

5

     (f) Absence of Litigation. With respect to such Stockholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of such Stockholder, threatened against or otherwise affecting, such Stockholder or any of its or his properties or assets (including such Stockholder’s Subject Shares) that could reasonably be expected to impair the ability of such Stockholder to perform his or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
     (g) Reliance. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.
     (h) Finders’ Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder in his capacity as such.
     SECTION 6. Representations and Warranties of Parent and Merger Subsidiary. Each of Parent and Merger Subsidiary, jointly and severally, hereby represents and warrants, as of the date hereof and as of the Acceptance Date, to the Stockholders as follows:
     (a) Authorization; Validity of Agreement; Necessary Action. Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and authority to carry on its business as now conducted. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of Parent and Merger Subsidiary and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of each of Parent and Merger Subsidiary, enforceable against Parent and Merger Subsidiary in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).
     (b) Governmental Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (ii) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other state or federal securities laws, and (iii) any actions or filings the absence of which would not have, individually or in the aggregate, a material adverse effect on the ability of Parent and Merger Subsidiary to perform their obligations under this Agreement.

6

     (c) Non-Contravention. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or Merger Subsidiary, (ii) assuming compliance with the matters referred to in Section 6(b), contravene, conflict with, or result in a violation or breach of any provision of any Applicable Law, (iii) assuming compliance with the matters referred to in Section 6(b), require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon Parent or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Parent and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of the Parent or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not have, individually or in the aggregate, a material adverse effect on the ability of Parent and Merger Subsidiary to perform their obligations under this Agreement.
     SECTION 7. Acquisition Proposals. Each Stockholder hereby agrees that neither it nor any of its affiliated investment funds or vehicles shall, nor shall such Stockholder or any of its affiliated investment funds or vehicles authorize or permit any of its or their officers, directors or employees to, and each Stockholder shall use its reasonable best efforts to cause its and its affiliated investment funds and vehicles respective investment bankers, attorneys, accountants, consultants or other agents or advisors, acting on behalf of such Stockholder, not to, directly or indirectly, (i) submit, solicit, initiate or take any action to knowingly facilitate or encourage the submission of any Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations regarding an Acquisition Proposal, or furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to any Third Party that is seeking (to the knowledge of such Stockholder) to make, or has made, an Acquisition Proposal or (iii) enter into any agreement in principle, letter of intent, term sheet, merger agreement, purchase agreement, acquisition agreement, option agreement or other similar instrument relating to an Acquisition Proposal. Notwithstanding the foregoing, each Stockholder and its representatives shall be permitted to make proposals, engage in discussions, negotiate terms, and work on documents with the Company regarding a Covered Equity Investment to the extent that the Company

7

is permitted to engage in such discussions with such Stockholder pursuant to Section 7.04(g) of the Merger Agreement. Each Stockholder agrees that it shall not suggest or encourage any portfolio company of such Stockholder or any of its affiliated investment funds or vehicles (or any of such portfolio company’s investment bankers, attorneys, accountants, consultants or other advisors) to take any action that such Stockholder is not permitted to take pursuant to this Section 7.
     SECTION 8. No Proxies for or Encumbrances on Subject Shares.
     (a) Except pursuant to the terms of this Agreement, during the Agreement Period, no Stockholder shall (nor permit any Person under such Stockholder’s control to), without the prior written consent of Parent, directly or indirectly, (i) grant any proxies, powers of attorney, rights of first offer or refusal or enter into any voting trust, (ii) sell (including short sell), assign, transfer, tender, pledge, encumber, grant a participation interest in, hypothecate or otherwise dispose of (including by gift) (each, a “Transfer”), (iii) otherwise permit any Liens to be created on, or (iv) enter into any contract, agreement, option, instrument or other arrangement or understanding with respect to the direct or indirect Transfer of, any Subject Shares. No Stockholder shall, and shall not permit any Person under such Stockholder’s control or any of its or their respective representatives to, seek or solicit any such Transfer or any such contract, agreement, option, instrument or other arrangement or understanding.
     (b) Notwithstanding the foregoing, each Stockholder shall have the right to Transfer all or any portion of its or his Subject Shares to a Permitted Transferee of such Stockholder if and only if such Permitted Transferee shall have agreed in writing, in a manner reasonably acceptable in form and substance to Parent, (i) to accept such Subject Shares subject to the terms and conditions of this Agreement and (ii) to be bound by this Agreement and to agree and acknowledge that such Person shall constitute a Stockholder for all purposes of this Agreement. “Permitted Transferee” means, with respect to any Stockholder, (A) any other Stockholder, (B) a spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild of such Stockholder, (C) any trust, the trustees of which include only the Persons named in clauses (A) or (B) and the beneficiaries of which include only the Persons named in clauses (A) or (B), (D) any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only the Persons named in clauses (A) or (B), or (E) if such Stockholder is a trust, the beneficiary or beneficiaries authorized or entitled to receive distributions from such trust.
     (c) Each Stockholder hereby authorizes Parent to direct the Company to impose stop orders to prevent the Transfer of any Subject Shares on the books of the Company in violation of this Agreement.

8

     SECTION 9. Waiver of Appraisal Rights. Each Stockholder hereby irrevocably waives any and all rights such Stockholder may have as to appraisal, dissent or any similar or related matter with respect to any of such Stockholder’s Subject Shares that may arise with respect to the Merger or any of the transactions contemplated by the Merger Agreement, including, without limitation, under Section 262 of Delaware Law.
     SECTION 10. Notices of Certain Events. Each Stockholder shall notify Parent of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any breach of any of the representations and warranties of such Stockholder set forth in Section 5. Parent shall notify each Stockholder of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any breach of any of the representations and warranties of Parent set forth in Section 6.
     SECTION 11. Further Assurances. Parent and each Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws and regulations, to perform their respective obligations under this Agreement.
     SECTION 12. Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Shares by reason of a stock split, reverse stock split, recapitalization, combination, reclassification, readjustment, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged.
     SECTION 13. Miscellaneous.
     (a) Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,
     If to Parent:
Hoffmann-La Roche Inc.
340 Kingsland Street
Nutley, NJ 07110
Attention: General Counsel
Facsimile No.: (973) 235-3500
     with a copy to:

9

Davis Polk & Wardwell
450 Lexington Avenue
New York, NY 10017
Attention: Marc O. Williams
Facsimile No.: (212) 450-3800
     If to a Stockholder, to his, her or its address set forth on a signature page hereto, with a copy to:
Covington & Burling LLP
The New York Times Building
620 Eighth Avenue
New York, NY 10018-1405
Attention: J. D. Weinberg
                Ellen B. Corenswet
Facsimile No.: (212) 841-1010
and/or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. on a business day in the jurisdiction in which such notice is received. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the jurisdiction in which such notice is received.
     (b) Amendment and Waivers.
     (i) Any provision of this Agreement may be amended or waived during the Agreement Period if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.
     (ii) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.
     (c) Binding Effect; Benefit; Assignment.
     (i) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

10

     (ii) Neither any Stockholder, on the one hand, nor Parent, on the other hand, may assign this Agreement or any of his or its rights, interests or obligations hereunder (whether by operation of Applicable Law or otherwise) without the prior written approval of Parent or such Stockholder, as applicable, except that Parent may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time; provided that such transfer or assignment shall not relieve Parent of its obligations under this Agreement.
     (d) Termination. This Agreement shall automatically terminate and become void and of no further force or effect on the earlier of (i) the Effective Time, (ii) the termination of this Agreement by written notice from Parent to the Stockholders, (iii) the termination of the Merger Agreement, (iv) the occurrence of an Adverse Recommendation Change and (v) the termination of the Offer or any amendment, modification, change or waiver to the terms of the Offer that results in any decrease in the Offer Price or any change in the form of consideration to be used to purchase Shares (the period from the date hereof through such time being referred to as the “Agreement Period”); provided that (A) Sections 13(a), 13(b), 13(e), 13(h) and 13(n) shall survive such termination and (B) no such termination shall relieve or release any Stockholder or Parent from any obligations or liabilities arising out of his or its breach of this Agreement prior to its termination.
     (e) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.
     (i) This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.
     (ii) The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court

11

has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 13(a) shall be deemed effective service of process on such party.
     (iii) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     (f) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
     (g) Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.
     (h) Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by or on behalf of the party incurring such cost or expense.
     (i) Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

12

     (j) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.
     (k) Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
     (l) Interpretation. Any reference to any national, state, local or foreign law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. When a reference is made in this Agreement to Sections or Schedules, such reference shall be to a Section of or Schedule to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” In this Agreement, the holder of any Shares held in trust shall be deemed to be the relevant trust and/or the trustees thereof acting in their capacities as such trustees, in each case as the context may require to be most protective of Parent, including for purposes of such trustees’ representations and warranties as to the proper organization of the trust, their power and authority as trustees and the non-contravention of the trust’s governing instruments.
     (m) No Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.
     (n) Obligations. The obligations of each Stockholder under this Agreement are several and not joint, and no Stockholder shall have any liability or obligation under this Agreement for any breach hereunder by any other Stockholder.
     (o) Stockholder Capacity. Each Stockholder is signing and entering this Agreement solely in his capacity as the beneficial owner of Subject Shares, and nothing herein shall limit or affect in any way any actions that may be hereafter taken by him in his capacity as an employee, officer or director of the Company or any Subsidiary of the Company.
     (p) Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.
[The next page is the signature page]

13

     The parties hereto have executed this Tender and Support Agreement as of the date first written above.

HOFFMANN-LA ROCHE INC.
By:	/s/ Frederick C. Kentz III
	Name:	Frederick C. Kentz III
	Title:	Vice President
[Stockholder Signatures Begin on the Next Page]

14

STOCKHOLDER
By:	/s/ Paul Blake
	Name:	Paul Blake

Address: 1010 Bala Farms West Chester, PA 19382
[Tender and Support Agreement – Stockholder Signature Page for Individuals]

STOCKHOLDER
By:	/s/ Anthony B. Evnin, Ph.D.
	Name:	Anthony B. Evnin, Ph.D.

Address: 364 East Middle Patent Rd. Greenwich, CT 06831
[Tender and Support Agreement – Stockholder Signature Page for Individuals]

STOCKHOLDER
By:	/s/ Jonathan J. Fleming
	Name:	Jonathan J. Fleming

Address: Oxford Bioscience Partners 222 Berkley St. Ste 1650 Boston, MA 02116
[Tender and Support Agreement – Stockholder Signature Page for Individuals]

STOCKHOLDER
By:	/s/ Walter Gilbert
	Name:	Walter Gilbert

Address: 15 Gray Gardens West Cambridge, MA 02138

[Tender and Support Agreement - Stockholder Signature Page for Individuals]

STOCKHOLDER
By:	/s/ Vaughn M. Kailian
	Name:	Vaughn M. Kailian

Address: MPM Capital John Hancock Tower 54th Floor 200 Clarendon Street Boston, MA 02116
[Tender and Support Agreement – Stockholder Signature Page for Individuals]

STOCKHOLDER
By:	/s/ Robert I. Kriebel
	Name:	Robert I. Kriebel

Address: 767 W. Prospect Avenue North Wales, PA 19454
[Tender and Support Agreement – Stockholder Signature Page for Individuals]

STOCKHOLDER
By:	/s/ David A. Lowe
	Name:	David A. Lowe

Address: 65 South Broadway Nyack, NY 10960
[Tender and Support Agreement – Stockholder Signature Page for Individuals]

STOCKHOLDER
By:	/s/ Michael E. Meyers
	Name:	Michael E. Meyers

Address: 181 East 90th Street 11th Floor NY, New York 10128
[Tender and Support Agreement – Stockholder Signature Page for Individuals]

STOCKHOLDER
By:	/s/ James R. Sulat
	Name:	James R. Sulat

Address: 171 West 71st Apt. #7B New York, NY 10023
[Tender and Support Agreement – Stockholder Signature Page for Individuals]

STOCKHOLDER
By:	/s/ Keyes/Sulat Revocable Trust
	Name:	James R. Sulat
	Title:	Trustee

Address: 171 West 71st Apt. #7B New York, NY 10023
[Tender and Support Agreement – Stockholder Signature Page for Non-Individuals]

STOCKHOLDER
By:	/s/ Peter F. Young
	Name:	Peter F. Young

Address: 737 Piermont Avenue Piermont, NY 10968
[Tender and Support Agreement – Stockholder Signature Page for Individuals]

STOCKHOLDER
By:	/s/ Jzaneen Lalani
	Name:	Jzaneen Lalani

Address: 91 Winding Ridge Rd. White Plains, NY 10603
[Tender and Support Agreement – Stockholder Signature Page for Individuals]

STOCKHOLDER
By:	/s/ Stephen R. Murray
Name: Stephen R. Murray

Address: 86 W. 69th Street Apartment 1B New York, NY 10023
[Tender and Support Agreement – Stockholder Signature Page for Individuals]

STOCKHOLDER
By:	/s/ Michael P. Smith
	Name:	Michael P. Smith

Address: 236 Richards Road Ridgewood, NJ 07450
[Tender and Support Agreement – Stockholder Signature Page for Individuals]

STOCKHOLDER

MPM Asset Management Investors BV4 LLC

Print name of Stockholder

MPM BioVentures IV, LLC

Print name of Signing Entity

By:	/s/ Vaughn M. Kailian

Name: Vaughn M. Kailian
Title: Member

Address:
MPM Capital
John Hancock Tower 54th Floor
200 Clarendon Street
Boston, MA 02116
[Tender and Support Agreement – Stockholder Signature Page for Non-Individuals]

STOCKHOLDER

MPM BioVentures IV GmbH and Co.

Beteiligungs KG

Print name of Stockholder

MPM BioVentures IV GP LLC

MPM BioVentures IV LLC

Print name of Signing Entity

By:	/s/ Vaughn M. Kailian

Name: Vaughn M. Kailian
Title: Member

Address:
MPM Capital
John Hancock Tower 54th Floor
200 Clarendon Street
Boston, MA 02116
[Tender and Support Agreement – Stockholder Signature Page for Non-Individuals]

STOCKHOLDER

MPM BioVentures IV-QP, L.P.

Print name of Stockholder

MPM BioVentures IV GP LLC

MPM BioVentures IV LLC

Print name of Signing Entity

By:	/s/ Vaughn M. Kailian

Name: Vaughn M. Kailian
Title: Member

Address:
MPM Capital
John Hancock Tower 54th Floor
200 Clarendon Street
Boston, MA 02116
[Tender and Support Agreement – Stockholder Signature Page for Non-Individuals]

1

STOCKHOLDER

Oxford Biocience Partners IV L.P.

Print name of Stockholder

OBP Management IV L.P.

Print name of Signing Entity

By:	/s/ Jonathan J. Fleming

Name: Jonathan J. Fleming
Title: General Partner

Address:
Oxford Bioscience Partners
222 Berkeley St., Suite 1650
Boston, MA 02116
[Tender and Support Agreement – Stockholder Signature Page for Non-Individuals]

STOCKHOLDER

mRNA Fund II L.P.

Print name of Stockholder

OBP Management IV L.P.

Print name of Signing Entity

By:	/s/ Jonathan J. Fleming

Name: Jonathan J. Fleming
Title: General Partner

Address:
Oxford Bioscience Partners
222 Berkeley St., Suite 1650
Boston, MA 02116
[Tender and Support Agreement – Stockholder Signature Page for Non-Individuals]

STOCKHOLDER

Oxford Bioscience Partners II L.P.

Print name of Stockholder

OBP Management II L.P.

Print name of Signing Entity

By:	/s/ Jonathan J. Fleming

Name: Jonathan J. Fleming
Title: General Partner

Address:
Oxford Bioscience Partners
222 Berkeley St., Suite 1650
Boston, MA 02116
[Tender and Support Agreement – Stockholder Signature Page for Non-Individuals]

STOCKHOLDER

Oxford Bioscience Partners (Bermuda) II L.P.

Print name of Stockholder

OBP Management (Bermuda) II L.P.

Print name of Signing Entity

By:	/s/ Jonathan J. Fleming

Name: Jonathan J. Fleming
Title: General Partner

Address:
Oxford Bioscience Partners
222 Berkeley St., Suite 1650
Boston, MA 02116
[Tender and Support Agreement – Stockholder Signature Page for Non-Individuals]

STOCKHOLDER

Oxford Bioscience Partners (Adjunct) II L.P.

Print name of Stockholder

OBP Management II L.P.

Print name of Signing Entity

By:	/s/ Jonathan J. Fleming

Name: Jonathan J. Fleming
Title: General Partner

Address:
Oxford Bioscience Partners
222 Berkeley St., Suite 1650
Boston, MA 02116
[Tender and Support Agreement – Stockholder Signature Page for Non-Individuals]

STOCKHOLDER

Oxford Bioscience Partners (GS-Adjunct) II L.P.

Print name of Stockholder

OBP Management II L.P.

Print name of Signing Entity

By:	/s/ Jonathan J. Fleming

Name: Jonathan J. Fleming
Title: General Partner

Address:
Oxford Bioscience Partners
222 Berkeley St., Suite 1650
Boston, MA 02116
[Tender and Support Agreement – Stockholder Signature Page for Non-Individuals]

STOCKHOLDER

Oxford Bioscience Partners (Annex) L.P.

Print name of Stockholder

OBP Management II L.P.

Print name of Signing Entity

By:	/s/ Jonathan J. Fleming

Name: Jonathan J. Fleming
Title: General Partner

Address:
Oxford Bioscience Partners
222 Berkeley St., Suite 1650
Boston, MA 02116
[Tender and Support Agreement – Stockholder Signature Page for Non-Individuals]

STOCKHOLDER

Venrock Associates

Print name of Stockholder

By:	/s/ Anthony B. Evnin

Name: Anthony B. Evnin
Title: General Partner

Address:
530 Fifth Avenue, 22nd Floor
New York, NY 10036
[Tender and Support Agreement – Stockholder Signature Page for Non-Individuals]

STOCKHOLDER

Venrock Associates II, L.P.

Print name of Stockholder

By:	/s/ Anthony B. Evnin

Name: Anthony B. Evnin
Title: General Partner

Address:
530 Fifth Avenue, 22nd Floor
New York, NY 10036
[Tender and Support Agreement – Stockholder Signature Page for Non-Individuals]

STOCKHOLDER

Venrock Entrepreneurs Fund, L.P.

Print name of Stockholder

By:	/s/ Anthony B. Evnin

Name: Anthony B. Evnin
Title: Member of its General Partner
Venrock Management LLC

Address:
530 Fifth Avenue, 22nd Floor
New York, NY 10036
[Tender and Support Agreement – Stockholder Signature Page for Non-Individuals]

SCHEDULE A

		Number of	Number of
	Number of	Shares Subject	Shares Subject
	Shares	to Unexercised	to Unexercised
	Beneficially	Company Stock	Company
Name	Owned[1]	Options	Warrants
Paul Blake	0	30,000	0
Anthony B. Evnin	293,739	60,000	64,473
Jonathan J. Fleming	0	60,000	0
Walter Gilbert	185,964	100,000	18,421
Vaughn M. Kailian	0	393,630	0
Robert I. Kriebel	5,000	60,000	1,750
David A. Lowe	26,316	1,055,000	9,210
Michael E. Meyers	68,222	60,000	9,210
James R. Sulat	14,487	1,425,000	0
Keyes Sulat Trust	277,423	0	55,263
Peter Young	0	60,000	0
Jzaneen Lalani	16,063	590,000	0
Stephen R. Murray	9,940	540,000	0
Michael P. Smith	9,960	550,000	0
MPM Asset Management Investors BV4 LLC	376,819	0	0
MPM BioVentures IV GmbH & Co. Beteiligungs KG	510,531	0	0

42

		Number of	Number of
	Number of	Shares Subject	Shares Subject
	Shares	to Unexercised	to Unexercised
	Beneficially	Company Stock	Company
Name	Owned[1]	Options	Warrants
MPM BioVentures IV-QP, L.P.	13,251,643	0	0
Oxford Bioscience Partners IV L.P.	3,595,503	0	911,902
mRNA Fund II L.P.	36,076	0	9,149
Oxford Bioscience Partners II L.P.	357,715	0	0
Oxford Bioscience Partners (Bermuda) II L.P.	267,844	0	0
Oxford Bioscience Partners (Adjunct) II L.P.	100,306	0	0
Oxford Bioscience Partners (GS-Adjunct) II L.P.	352,679	0	0
Oxford Bioscience Partners II (Annex) L.P.	1,283,317	0	184,210
Venrock Associates	1,308,275	0	113,289
Venrock Associates II, L.P.	1,859,411	0	163,026
Venrock Entrepreneurs Fund, L.P.	14,233	0	0
Totals:	24,221,466	4,983,630	1,539,903

[1]	Does not include shares subject to options or warrants exercisable within 60 days, which shares are included in the columns listing options and warrants.

43